UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                           ---------------------------


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        Date of Report (Date of earliest
                                event reported):

                                 April 26, 2005

                           Lexmark International, Inc.
               ------------- -----------------------------------
             (Exact Name of Registrant as Specified in its Charter)

       Delaware                       1-14050                  06-1308215
-----------------------------       -----------          -----------------------
(State or other Jurisdiction        (Commission              (IRS Employer
   of Incorporation)                 File No.)             Identification No.)


One Lexmark Centre Drive, 740 West New Circle Road, Lexington, Kentucky    40550
--------------------------------------------------------------------------------
   (Address of Principal Executive Offices)                           (Zip Code)

            Registrant's telephone number, including area code:   (859) 232-2000
                                                                  --------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

__ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

At the 2005 Annual Meeting of Stockholders held on April 28, 2005, the company's stockholders approved the proposed 2005 Nonemployee Director Stock Plan (the "Plan") and the Plan became effective immediately. The Plan will terminate according to its terms on the tenth anniversary of its effective date. The Plan was proposed for approval by stockholders in consideration of the November 20, 2005 termination of the company's Nonemployee Director Stock Plan.

The Plan will be administered by the company's Board of Directors (the "Board") in its discretion. The Board has the authority to determine the types of awards and the number of shares covered, and to set the terms, conditions, and provisions of such awards. The Board has the authority to grant stock options, stock appreciation rights, restricted stock and deferred stock units to eligible nonemployee directors under the Plan. Each eligible nonemployee director shall receive an option award or such other form of award as determined by the Board of Directors at the time of such grant at such time as the eligible nonemployee director is first elected to serve as a member of the Board (the "Initial Award"). Each eligible nonemployee director may also be granted one or more awards after the Initial Award at such time or times as shall be determined by the Board (each an "Annual Award").

The above summary of the Plan is qualified in its entirety by the description of the Plan and the full text of the Plan, both of which are contained in the company's Proxy Statement dated March 18, 2005 which was provided to stockholders in connection with the 2005 Annual Meeting of Stockholders.

Also on April 28, 2005, the company held a regularly scheduled Board meeting, at which the Board granted 3,000 options as an annual award to each nonemployee director at an exercise price of $69.13 under the Nonemployee Director Stock Plan.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On April 26, 2005, Gary E. Morin, Executive Vice President and Chief Financial Officer of the company, announced his intention to retire from the company during the first quarter of 2006.

ITEM 8.01.  OTHER EVENTS

At the company's Board meeting on April 28, 2005, the Board approved a Domestic Reinvestment Plan ("DRP") under the American Jobs Creation Act. The implementation of the DRP will result in the repatriation of $683.9 million of dividends during 2005 with a tax cost of approximately $70 million, which will be included in the company's second quarter results. If the technical corrections bill as currently proposed is passed by Congress, the U.S. income tax may be reduced by approximately $12 million.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(c)  EXHIBITS


   Exhibit
     No.       Description of Exhibit

     10.1 Lexmark International, Inc. 2005 Nonemployee Director Stock Plan, effective April 28, 2005.(1) +


     + Indicates management contract or compensatory plan, contract or arrangement.

     (1) Incorporated by reference to Exhibit A of the company's 2005 Proxy Statement filed with the Securities and Exchange Commission on March 14, 2005.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              LEXMARK INTERNATIONAL, INC.
                              (Registrant)


                              By:      /s/ Gary E. Morin
                                       -----------------------------------------
                                       Name:  Gary E. Morin
                                       Title: Executive Vice President and Chief
                                               Financial Officer

Date: April 29, 2005

                                  EXHIBIT INDEX



Exhibit
  No.    Description of Exhibit

  10.1 Lexmark International, Inc. 2005 Nonemployee Director Stock Plan, effective April 28, 2005.(1) +


   + Indicates management contract or compensatory plan, contract or arrangement.

  (1) Incorporated by reference to Exhibit A of the company's 2005 Proxy Statement filed with the Securities and Exchange Commission on March 14, 2005.